Exhibit ll

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

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                                                                           Quarter Ended
                                                           -------------------------------------------
                                                           April 30, 1999               April 30, 1998
BASIC

Net income                                                 $         959,000          $        840,000

Weighted average shares outstanding                                4,456,000                 4,719,000
                                                           -----------------          ----------------

Basic income per common share                              $             .22          $            .18
                                                            ================           ===============



DILUTED

Net income                                                 $         959,000          $        840,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                               (44,000)                  (22,000)
                                                           ------------------         -----------------

Net income used in calculation of diluted
    income per share                                       $         915,000          $        818,000
                                                            ================           ===============


Weighted average shares outstanding                                4,456,000                 4,719,000

Plus- common  equivalent  shares  (determined
  using the "treasury stock" method)
  representing shares issuable upon exercise
  of stock options                                                   208,000                   206,000
                                                                     -------                   -------

Weighted average number of shares used in
    calculation of diluted income per common share                 4,664,000                 4,925,000
                                                           =================          ================


Diluted income per common share                            $             .20          $            .17
                                                            ================           ===============

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